Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Fourth Quarter 2012 Results

•	Q4 2012 revenue of $57.1 million, up 3% and exceeds high-end of guidance

•	Q4 2012 pro forma EPS of 11 cents, up 22% and at high-end of guidance

•	Fiscal 2012 revenue of $234.1 million, up 4% and pro forma EPS of $0.40, up 21%

•	In Q4 2012 the Company initiated and paid annual dividend of $0.10 per share

MIAMI, FL – February 19, 2013 - The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory and business transformation consulting firm, today announced its financial results for the fourth quarter and fiscal year 2012, which ended December 28, 2012.

Fourth quarter 2012 revenue was $57.1 million, a 3% increase (4% on a constant currency basis) from the same period in 2011. Pro forma diluted earnings per share were $0.11 for the fourth quarter of 2012, as compared to $0.09 for the same period in 2011. Fiscal year 2012 revenue was $234.1 million, an increase of 4% (5% on a constant currency basis) from the previous fiscal year. Pro forma diluted net earnings per share for 2012 was $0.40, as compared to $0.33 in fiscal year 2011. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

GAAP diluted earnings per share was $0.21 for the fourth quarter of 2012, as compared to $0.23 in the same period in 2011. GAAP net income for the fourth quarter of 2012 and 2011 included a net tax benefit of $2.7 million, or $0.09 cents per diluted share, and $4.9 million, or $0.12 per dilutive share, respectively, due to the release of deferred tax valuation allowance. GAAP diluted earnings per share in fiscal 2012 was $0.50, as compared to $0.52 in the previous fiscal year. GAAP net income for 2012 and 2011 includes a net tax benefit of $0.5 million, or $0.01 per diluted share, and $4.5 million, or $0.11 per diluted share, respectively, due to the release of deferred tax valuation allowance.

At the end of the fourth quarter of 2012, the Company’s cash balances were $17.6 million. During the fourth quarter, the Company announced and paid a $3.1 million dividend, and paid down $3.0 million of its credit facility, leaving a $25.0 million balance at quarter end. Subsequent to quarter end, the Company paid down an additional $4.5 million on the credit facility.

“We reported solid fourth quarter and fiscal year results in what continues to be a volatile environment for our clients,” stated Ted A Fernandez, Chairman and CEO of the Hackett Group, Inc. “As we look back at the year, we are especially proud of our ability to return a significant amount of capital to our shareholders through a $55 million share repurchase tender offer and our recently initiated annual dividend which we declared and paid prior to year end. As we look forward, we continue to believe that our unique intellectual capital and expanding brand permission coupled with our terrific talent bodes well for our future prospects.”

Based on the current economic outlook, the Company estimates total revenue for the first quarter of 2013 to be in the range of $55.0 million to $57.0 million, and estimates pro forma diluted earnings per share to be in the range of $0.09 to $0.11. This guidance excludes the operating results of our Oracle EPM implementation practice which we agreed to sell on February 15, 2013.

Other Highlights

Annual Dividend Program - In December 2012, the Company announced that its Board of Directors has approved the initiation of an annual cash dividend program in the amount of $0.10 per share, which is intended to be paid annually. The first dividend was paid on December 28, 2012, to shareholders of record as of the close of business on December 20, 2012.

Enterprise Key Issues Research - A new Enterprise Key Issues study from The Hackett Group found that for 2013, the new “borderless” business environment will present the greatest opportunities to companies in IT, finance, HR and other business services areas, as companies strive to reduce costs and meet aggressive revenue projections. The research identified new opportunities for companies to roll out a flexible, virtual, data-enabled model for service delivery. Companies are also continuing to dramatically accelerate their use of Global Business Services (GBS) operations, an evolution beyond shared services which integrates and consolidates multiple business functions.

World-Class HR Profile - New Book of Numbers™ research from The Hackett Group found that world-class HR organizations operate at 27% lower cost per employee than typical companies and also utilize 24% fewer staff, while still achieving higher effectiveness. The Hackett Group’s research detailed three important elements of HR strategy that drive operational excellence at world-class HR organizations: an emphasis on enhancing HR’s operational excellence and helping the company achieve its strategic goals; a systematic integrated approach to talent management; and an ability to create strong, strategic working relationships with the business.

Year-End Gamesmanship Research - REL, a division of The Hackett Group, issued research detailing how many large U.S. companies continue to try to “game the system” at year-end, artificially improving their balance sheets by manipulating receivables, payables, and inventory. The study found that their efforts do have a positive impact in the fourth quarter. However, these companies pay a harsh price in the first quarter, when working capital bounces back to even worse levels than before.

Cash Flow Forecasting Study Launch - REL Consulting, a division of The Hackett Group, launched a new performance study designed to help companies compare their cash forecasting practices with top performers. Forecasting cash positions and cash needs continues to be an issue for most organizations. Given the current volatility and uncertainty in the markets, it becomes all the more important for companies to forecast their cash requirements as accurately as possible. By participating in REL’s newly-launched Operating Cash Flow Forecasting study, companies can find out how their performance in forecasting operating cash flow compares with other organizations.

On Tuesday, February 19, 2013, senior management will discuss fourth quarter results in a conference call at 5:00 P.M. ET.

The number for the conference call is (800) 779-3138, [Passcode: Fourth Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (517) 308-9381.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, February 19, 2013 and will run through 5:00 P.M. ET on Tuesday, March 5, 2013. To access the rebroadcast, please dial (800) 937-2485. For International callers, please dial (203) 369-3858.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, February 19, 2013 and will run through 5:00 P.M. ET on Tuesday, March 5, 2013. To access the replay, visit http://www.thehackettgroup.com or http://www.streetevents.com.

For additional information on The Hackett Group, please visit our website at www.thehackettgroup.com.

About The Hackett Group

The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic business advisory and business transformation consulting firm, is a leader in best practice advisory, benchmarking, and transformation consulting services including strategy and operations, working capital management, shared services and globalization advice. Utilizing best practices and implementation insights from more than 7,000 benchmarking engagements, executives use The Hackett Group’s empirically-based approach to quickly define and implement initiatives to enable world-class performance. Through its REL group, The Hackett Group offers working capital solutions focused on delivering significant cash flow improvements. Through its Archstone Consulting group, The Hackett Group offers Strategy & Operations consulting services in the Consumer and Industrial Products, Pharmaceutical, Manufacturing and Financial Services industry sectors. Through its Hackett Technology Solutions group, The Hackett Group offers business application consulting services that help maximize returns on IT investments. The Hackett Group has completed benchmark studies with over 3,000 major corporations and government agencies, including 97% of the Dow Jones Industrials, 86% of the Fortune 100, 90% of the DAX 30 and 48% of the FTSE 100.

More information on The Hackett Group is available: by phone at (770) 225-7300; by e-mail at info@thehackettgroup.com.

# # #

Book of Numbers is a trademark of The Hackett Group.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates as well as other risks detailed in our Company’s Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 5 of 7 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Twelve Months Ended
	December 28, 2012	December 30, 2011	December 28, 2012	December 30, 2011
Revenue:
Revenue before reimbursements	$51,147	$49,522	$209,278	$200,435
Reimbursements	5,990	5,989	24,782	24,682

Total revenue	57,137	55,511	234,060	225,117

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $789 and $518 and $2,998 and $2,847 of stock compensation expense in the quarters and twelve months ended December 28, 2012 and December 30, 2011, respectively)	32,782	30,607	133,974	126,421
Reimbursable expenses	5,990	5,989	24,782	24,682

Total cost of service	38,772	36,596	158,756	151,103

Selling, general and administrative costs (includes $664 and $586 and $2,524 and $1,758 of stock compensation expense in the quarters and twelve months ended December 28, 2012 and December 30, 2011, respectively)	14,158	14,174	58,686	56,773
Restructuring expense (benefit)	108	—	(211)	—

Total costs and operating expenses	53,038	50,770	217,231	207,876

Income from operations	4,099	4,741	16,829	17,241
Other income (expense):
Interest income	1	9	20	33
Interest expense	(160)	—	(630)	—

Income before income taxes	3,940	4,750	16,219	17,274
Income tax expense	1,246	332	3,511	780
Release of valuation allowance	(3,989)	(5,275)	(3,989)	(5,275)

Net income	$6,683	$9,693	$16,697	$21,769

Basic net income per common share:
Net income per common share	$0.23	$0.25	$0.53	$0.55
Weighted average common shares outstanding	29,599	39,476	31,704	39,895

Diluted net income per common share:
Net income per common share	$0.21	$0.23	$0.50	$0.52
Weighted average common and common equivalent shares outstanding	31,107	41,596	33,511	41,875

Pro forma data (1):
Income before income taxes	$3,940	$4,750	$16,219	$17,274
Stock compensation expense	1,453	1,104	5,522	4,605
Restructuring expense (benefit)	108	—	(211)	—
Amortization of intangible assets	136	204	547	811

Pro forma income before income taxes	5,637	6,058	22,077	22,690
Pro forma income tax expense	2,255	2,423	8,831	9,076

Pro forma net income	$3,382	$3,635	$13,246	$13,614

Pro forma basic net income per common share	$0.11	$0.09	$0.42	$0.34
Weighted average common shares outstanding	29,599	39,476	31,704	39,895

Pro forma diluted net income per common share	$0.11	$0.09	$0.40	$0.33
Weighted average common and common equivalent shares outstanding	31,107	41,596	33,511	41,875

(1)	The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense and restructuring expense and benefit, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 6 of 7 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 28, 2012	December 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$16,906	$32,936
Accounts receivable and unbilled revenue, net	36,869	35,209
Deferred tax asset, net	4,741	6,975
Prepaid expenses and other current assets	2,335	2,344

Total current assets	60,851	77,464

Restricted cash	683	885
Property and equipment, net	12,859	11,696
Other assets	1,598	1,823
Goodwill, net	76,220	75,558
Non-current deferred tax asset, net	1,710	—

Total assets	$153,921	$167,426

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,711	$7,433
Accrued expenses and other liabilities	26,484	28,018
Current portion of long-term debt	2,895	—

Total current liabilities	37,090	35,451
Long-term deferred tax liability, net	—	1,727
Long-term debt	22,105	—

Total liabilities	59,195	37,178

Shareholders' equity	94,726	130,248

Total liabilities and shareholders' equity	$153,921	$167,426

Page 7 of 7 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	December 28, 2012	September 28, 2012	December 30, 2011
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$45,130	$45,429	$45,246
ERP Solutions (3)	12,007	13,192	10,265

Total revenue	$57,137	$58,621	$55,511

Revenue Concentration:
(% of total revenue)
Top customer	3%	3%	5%
Top 5 customers	13%	11%	16%
Top 10 customers	21%	20%	26%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	747	756	713
Total headcount	947	962	914
Days sales outstanding (DSO)	59	57	58
Cash provided by operating activities (in thousands)	$9,219	$4,857	$16,945
Depreciation (in thousands)	$483	$492	$600
Amortization (in thousands)	$136	$136	$204

The Hackett Group (in thousands):
The Hackett Group annualized revenue per professional (2)	$342	$338	$353

ERP Solutions:
ERP Solutions consultant utilization rate (3)	69%	76%	65%
ERP Solutions gross billing rate per hour (3)	$147	$146	$139

Share Repurchase Plan (4):
Shares purchased in the quarter (in thousands)	—	—	561
Cost of shares repurchased in the quarter (in thousands)	$—	$—	$1,947
Average price per share of shares purchased in the quarter	$—	$—	$3.47
Remaining authorization (in thousands)	$556	$556	$556

(2)	The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Technologies.
(3)	ERP Solutions encompasses Best Practice Implementation of ERP Software, which includes Oracle and SAP.
(4)	The Share Repurchase Plan information does not include 11.0 million shares purchased pursuant to the Dutch Tender Offer at $5.00 per share for a total of $55.0 million, excluding fees, during Q1 2012.